Exhibit 23



INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, No. 33-54387 on Form S-8, No.
33-52389 on Form S-8,  No.  33-55629 on Form S-8,  No.  333-32977  on Form S-8,
No.  333-37145  on Form S-8, No.  333-79921 on Form S-8, No.  333-38174 on Form
S-8, No.  333-53502 on Form S-8,  No.  333-90954 on Form S-8, No.  333-97005 on
Form S-8, No. 333-86955 on Form S-3, and No. 333-105914 on Form S-8 of our report dated June 20, 2003 appearing in this Annual Report on Form 11-K of AnnTaylor, Inc. Savings Plan for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP

New York, New York
June 26, 2003